Exhibit 99.2

Autoliv declares dividend and holds annual general meeting

(Stockholm, Sweden, May 9, 2017) — The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), today declared a quarterly dividend of 60 cents per share for the third quarter of 2017.

The dividend will be payable on Thursday, September 7, 2017 to Autoliv stockholders of record on the close of business on Wednesday, August 23. The ex-date will be Monday, August 21 for holders of the common stock listed on the New York Stock Exchange (NYSE) and Tuesday, August 22 for holders of Swedish Depository Receipts (SDRs) listed on the NASDAQ Stockholm.

Annual Meeting of Stockholders

At the Company’s Annual General Meeting of Stockholders (AGM) held today, May 9, in Chicago, Illinois, sufficient votes were received to approve the following proposals:

•	The re-election of Robert A. Alspaugh, Jan Carlson, Leif Johansson, David E. Kepler, Franz-Josef Kortüm, Xiaozhi Liu, James Ringler, Kazuhiko Sakamoto and Wolfgang Ziebart as directors of the Autoliv Board for a one-year term ending at the 2018 AGM;

•	The non-binding, advisory resolution to approve the Company’s 2016 executive compensation for its named executive officers;

•	The non-binding, advisory resolution to hold future advisory votes to approve the compensation of its named executive officers every one year; and

•	The ratification of the appointment of Ernst & Young AB as the Company’s independent auditing firm for the fiscal year ending December 31, 2017.

Based on the outcome of the vote on the frequency of future advisory “say-on-pay” votes to approve executive compensation, the Board has determined that the Company will continue to hold such advisory “say-on-pay” votes every year until the next required frequency vote.

Committees of the Board

Effective May 9, 2017, the Board also approved changes to the membership of its committees, which are now composed as follows:

Audit Committee: Robert W. Alspaugh (Chairman), David E. Kepler and Wolfgang Ziebart

Leadership Development and Compensation Committee: James M. Ringler (Chairman), Leif Johansson and Xiaozhi Liu

Nominating and Corporate Governance Committee: Leif Johansson (Chairman), Franz-Josef Kortüm, Xiaozhi Liu, and James M. Ringler

Risk and Compliance Committee: David E. Kepler (Chairman), Robert W. Alspaugh, Kazuhiko Sakamoto and Wolfgang Ziebart

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, B7, 111 64	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

Lead Independent Director

Pursuant to the Company’s Corporate Governance Guidelines, at the same Board meeting, the independent members of the Board resolved that James Ringler serve as the Lead Independent Director of the Board as Mr. Carlson is both an officer of the Company and the Chairman of the Board.

Inquiries:

Thomas Jönsson, Vice President Corporate Communications. Tel: +46 (8) 58 72 06 27

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 17.00 CET on May 9, 2017.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

“Safe Harbor Statement”

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, B7, 111 64	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com